                                                                  Exhibit 99.1
                                                                    MANORCARE
                                                                  News Release

FOR IMMEDIATE RELEASE

CONTACT:
Geoffrey G. Meyers, Chief Financial Officer
419/252-5545
e-mail:  gmeyers@hcr-manorcare.com

                        MANOR CARE REPORTS THIRD-QUARTER
                         EARNINGS PER SHARE OF 35 CENTS

                        BOARD DECLARES QUARTERLY DIVIDEND

      TOLEDO, Ohio, October 24, 2003 -- Manor Care, Inc. (NYSE:HCR) today announced third-quarter net income of $31.0 million, or 35 cents per fully diluted share. Revenues in the 2003 third quarter were $761 million, an increase of $28 million from the 2002 third quarter. For the nine months, revenues were $2.24 billion, compared with $2.18 billion for the first nine months of 2002.

      Also, Manor Care's Board of Directors declared a quarterly cash dividend of 12.5 cents per share of common stock. The dividend is payable November 20, 2003 to shareholders of record on November 7, 2003.

      Earnings during the quarter and first nine months were affected by unusually high costs related to the expense of stock appreciation rights, which have been awarded annually the past three years to more than 1,500 non-executive employees based on the company's performance. Each month the change in value of these rights, based on stock price appreciation, is expensed on the income statement. During the third quarter, this expense was about 3 cents per share higher than what has been usual prior to this year. In the third quarter, this resulted from a 20 percent increase in the market price of the company's stock, which followed a 30 percent increase in the market price in the 2003 second quarter.

      Paul A. Ormond, Manor Care chairman, president and CEO, said, "Increasing

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Manor Care Reports Earnings, Page 2

revenues by improving census has been one of our primary strategies for growth. We have developed and implemented a wide variety of unique programs to build occupancy and improve quality in our skilled nursing centers, with particular emphasis on our intensive rehabilitation capabilities to serve the more complex needs of Medicare and managed care patients. During the 2003 third quarter, this led to our highest percentage of occupancy in our skilled centers in five years, and a record number of skilled nursing and Medicare patients. Complementing this growth was the continued strength in our home health care and hospice business which grew 16 percent from the 2002 third quarter, with hospice accounting for the majority of this growth.

      "Our operating performance once again led to substantial cash generation. We have now generated $255 million of cash from operations in 2003 for reinvesting in our businesses, repurchasing shares and paying out our first dividend. Stock repurchases during the quarter took our total for the year to $139 million, which amounts to more than 7 percent of our shares outstanding. Dividend payments in August totaled $11 million. We completed three nursing center expansions during the quarter, started another, and now have 14 expansions under way. In addition, we broke ground for a new 120-bed nursing center, the second currently under construction. We also opened a new home health care and hospice office and three rehabilitation therapy clinics.

      "Moderating cost trends and increasing productivity have contributed to the strong results," Mr. Ormond continued. "Wage rate increases remain below 5 percent, while the growth we have achieved in our skilled centers and home health care and hospice business is leading to economies that fuel productivity gains. A key part of managing costs and enhancing productivity is recruiting, training and retaining quality staff, and we have made this a central focus for each of our locations."

      General liability is still a serious industry-wide cost issue, but the company's claims activity remains similar with the past couple of years. The health care industry is making progress in state legislatures and at the national level to enact tort reform by raising awareness of the severe problems that have been created by abuses in the

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Manor Care Reports Earnings, Page 3

legal system. On September 1, strong tort reform legislation capping medical malpractice awards became effective in Texas and later in the month was affirmed by an amendment to the Texas state constitution. Florida passed legislation that is another step toward more equitably addressing patient liability issues in that state. Other states and the Bush Administration nationally are working along similar paths to help ensure that access to quality health care is not jeopardized and that costs are more in line with appropriate compensation.

      On October 1, the company began to benefit from adjustments to its Medicare reimbursement rates. For skilled nursing centers, there was a 3 percent market basket adjustment increase and a 3.26 percent increase to correct prior years' inflation errors. This correction offsets approximately one-third of the loss incurred when PPS rates were reduced about 10 percent in October 2002. In addition, this month our hospice business received a 3.4 percent market basket adjustment increase, while home health received a 3.3 percent increase. Medicaid rates in the third quarter were 4 percent higher than in the prior year, despite the budgetary pressures that most states are still experiencing.

      "We have three quarters of operational strength under our belts, and are expecting our fourth quarter to expand on these successes," Mr. Ormond said. "A cornerstone of this success is improving on what we do every day. We are a `24/7' service organization, and we are committed to ensuring our patients, residents and clients receive the care they need and deserve every day. Meeting this commitment will continue to drive our revenue and earnings growth. Challenges remain in our environment, but we believe our operational strengths, the continued focus on our proven growth strategies, the boost in Medicare reimbursement and the headway being made on tort reform will all lead to improved results in the fourth quarter and beyond."

      At 9:00 a.m. Eastern Time today, Manor Care will hold a conference call to discuss the company's results and performance for the 2003 third quarter. The toll-free number for the call is 1-888-634-8435. Callers to this number will be able to listen to the company's discussion and have the opportunity to ask questions. The call will also be webcast live in the Investor Information section of Manor Care's website

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Manor Care Reports Earnings, Page 4

www.hcr-manorcare.com. For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the live call. To access the rebroadcast, dial 1-800-642-1687. The conference ID number is 3067599. A recording of the call will also be available on Manor Care's website.

      Manor Care, Inc., through its operating group HCR Manor Care, is the leading owner and operator of long-term care centers in the United States. The company's 61,000 employees provide high-quality care for patients, residents and clients through a network of more than 500 long-term care centers, assisted living facilities, outpatient rehabilitation clinics, and home health care and hospice offices. Alliances and other ventures supply high-quality pharmaceutical products and management services for professional organizations. The company operates primarily under the respected Heartland, ManorCare and Arden Courts names. Manor Care is committed to being the preeminent care provider in the industry. Shares are traded on the New York Stock Exchange under the ticker symbol HCR.

      Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such forward-looking statements reflect management's beliefs and assumptions and are based on information currently available to management. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the company to differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by the company with the Securities and Exchange Commission and include changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs, changes in the competitive marketplace, changes in current trends in the cost and volume of general and professional liability claims, and our ability to complete the previously announced settlement with the Department of Justice. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

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Manor Care Reports Earnings, page 5

Manor Care, Inc.
Consolidated Statements of Income (unaudited)

----------------------------------------------------------------------------------------------------------------------------------
                                                              Three months ended September 30,   Nine months ended September 30,
                                                                     2003            2002              2003              2002
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                                                             (In thousands, except earnings per share)

Revenues                                                    $   761,279       $   732,920       $ 2,242,385       $ 2,177,342
Expenses
    Operating                                                   638,235           603,025         1,882,746         1,796,822
    General and administrative                                   36,649            29,227           113,995            89,575
    Depreciation and amortization                                32,058            30,826            95,595            94,182
    Asset impairment                                                                2,745                              27,621
                                                            -----------       -----------       -----------       -----------
                                                                706,942           665,823         2,092,336         2,008,200
                                                            -----------       -----------       -----------       -----------

Income before other income (expenses) and income taxes           54,337            67,097           150,049           169,142

Other income (expenses):
    Interest expense                                            (10,842)           (9,436)          (31,034)          (28,768)
    Gain on sale of assets                                        1,731               150             4,054            30,403
    Equity in earnings of affiliated companies                    2,090             1,741             5,230             3,614
    Interest income and other                                       307               228             1,439             1,110
                                                            -----------       -----------       -----------       -----------
    Total other income (expenses), net                           (6,714)           (7,317)          (20,311)            6,359
                                                            -----------       -----------       -----------       -----------

Income before income taxes                                       47,623            59,780           129,738           175,501
Income taxes                                                     16,584            22,717            48,652            66,691
                                                            -----------       -----------       -----------       -----------
Income before cumulative effect                                  31,039            37,063            81,086           108,810
Cumulative effect of change in accounting for goodwill                                                                 (1,314)
                                                            -----------       -----------       -----------       -----------
Net income                                                  $    31,039       $    37,063       $    81,086       $   107,496
                                                            ===========       ===========       ===========       ===========

Earnings per share -basic:
    Income before cumulative effect                         $       .35       $       .38       $       .90       $      1.10
    Cumulative effect                                                                                                    (.01)
                                                            -----------       -----------       -----------       -----------
    Net income                                              $       .35       $       .38       $       .90       $      1.08(a)
                                                            ===========       ===========       ===========       ===========

Earnings per share - diluted:
    Income before cumulative effect                         $       .35       $       .38       $       .89       $      1.08
    Cumulative effect                                                                                                    (.01)
                                                            -----------       -----------       -----------       -----------
    Net income                                              $       .35       $       .38       $       .89       $      1.07
                                                            ===========       ===========       ===========       ===========

Weighted-average shares:
    Basic                                                        88,060            97,239            90,272            99,133
    Diluted                                                      89,720            98,429            91,532           100,365

Cash dividends declared per common share                    $      .125                         $      .125


(a) Doesn't add due to rounding

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Manor Care Reports Earnings, page 6

Manor Care, Inc.
Condensed Consolidated Balance Sheets (unaudited)

-----------------------------------------------------------------------------------------
                                                          September 30,     December 31,
                                                               2003            2002
-----------------------------------------------------------------------------------------
                                                                  (In thousands)

Cash                                                        $   83,631      $   30,554
Other current assets                                           474,419         480,263
Property and equipment                                       1,519,345       1,534,339
Other                                                          269,375         261,776
                                                            ----------      ----------
Total assets                                                $2,346,770      $2,306,932
                                                            ==========      ==========

Current liabilities                                         $  398,742      $  641,864
Long-term debt                                                 661,808         373,112
Other long-term liabilities                                    334,951         275,909
Shareholders' equity                                           951,269       1,016,047
                                                            ----------      ----------
Total liabilities and shareholders' equity                  $2,346,770      $2,306,932
                                                            ==========      ==========
Shares outstanding                                              88,972          95,052
YTD shares repurchased $139.3 million                            6,766
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
Selected Statistics (unaudited)
-----------------------------------------------------------------------------------------
                                                            Quarter ended September 30,
                                                              2003              2002
-----------------------------------------------------------------------------------------

Occupancy                                                         88%               87%
Revenue allocation:
    Private and other                                             35%               36%
    Medicare                                                      32%               31%
    Medicaid                                                      33%               33%
    Quality Mix                                                   67%               67%
Per Diems:
    Private and other (excluding assisted living)            $190.34           $182.16
    Private and other (assisted living)                      $104.72           $100.39
    Medicare                                                 $311.98           $335.42
    Medicaid                                                 $131.04           $125.93

Number of Facilities:
    Skilled nursing facilities                                   293               296
    Assisted living facilities:
        Springhouses                                              16                16
        Arden Courts                                              54                54
                                                                  --                --
        Total                                                     70                70
                                                                  ==                ==

Number of Beds:
    Skilled nursing facilities                                40,815            41,115
    Assisted living facilities                                 5,459             5,494

Outpatient therapy clinics                                        94                93
Home health offices                                               89                88

Skilled nursing facility wage rate increases
  third quarter 2003 to 2002                                       4%

Cash flow from operations (in millions):                     $    61           $    94

Capital Expenditures (in millions):
    Maintenance and renovations                              $    22           $    22
    New construction                                         $     6           $     3


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